Exhibit 99.1

	NEWS RELEASE	COMPANY CONTACTS: Global Entertainment Corporation 4909 East McDowell Road, #104 Phoenix, Arizona 85008-4293 Richard Kozuback President & CEO

INVESTOR/PRESS CONTACT: Rudy R. Miller Chairman & CEO The Miller Group 4909 East McDowell Road Phoenix, Arizona 85008 (602) 225-0504		(480) 949-8600 Cragar Industries, Inc. 4620 East Arcadia Lane Phoenix, Arizona 85018 Michael L. Hartzmark, Ph.D. Chairman & CEO (480) 947-2627

GLOBAL ENTERTAINMENT CORPORATION COMPLETES MERGER WITH

CRAGAR INDUSTRIES, INC.

PHOENIX, ARIZONA, March 19, 2004 – Richard Kozuback, President and Chief Executive Officer of Global Entertainment Corporation, a private company, and Michael L. Hartzmark, Ph.D., Chairman and Chief Executive Officer of Cragar Industries, Inc. (OTC-BB: CRGR.OB), jointly reported that the previously announced merger between the two companies was approved by the stockholders of Cragar at a Special Meeting of Stockholders held today, March 19, 2004. As a wholly-owned subsidiary of Global, Cragar’s marketing focus will target consumer groups demographically similar to the target audience for Global’s markets in which franchises operate for the Central Hockey League (CHL) and the WPHL.

Currently there is no established public trading market for Global Entertainment’s common stock; however, Global will cause an application to be filed to have its common stock declared eligible for quotation on the OTC Bulletin Board and expects to file periodic and other reports and information with the Securities and Exchange Commission. Cragar’s common stock has traded on the Over-The-Counter Bulletin Board and is in the process of being delisted.

James Treliving, Chairman of the Board of Global Entertainment commented, “Cragar is a perfect strategic fit for Global and positions us for the next step in being a public company. We welcome Michael Hartzmark and Mark Schwartz as new members of our board of directors. Dr. Hartmark’s thorough understanding and respect for the CRAGAR brand plus the leadership and vision he and Mark bring to Global’s board are valuable additions to our company.”

Dr. Hartzmark stated, “From the start of discussions with Global and Rick Kozuback in late 2002 I felt that Global had a wonderful strategic vision along with the people required to implement and execute it. Over the past year as I have had the opportunity to get to know the board members, management and others in the organization, I have grown even more excited about the prospects of Cragar becoming part of this innovative and exciting business.”

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GLOBAL ENTERTAINMENT CORPORATION and CRAGAR INDUSTRIES, INC.

Joint Announcement - Closing of Merger

March 19, 2004

Mr. Kozuback said, “The highly regarded CRAGAR brand adds a new dimension to our licensing strategy and presents an outstanding opportunity to diversify our revenue stream. We’re excited to introduce CRAGAR branded products to our audiences developed in conjunction with our licensing programs with the CHL. We plan to take the CRAGAR brand well beyond its current position within the automobile aftermarket.”

Phoenix-based Miller Capital Corporation, a part of The Miller Group, acted as financial advisor to Cragar Industries in the transaction and will remain involved as an advisor with the merged entity.

Global Entertainment is a diversified sports management, arena development and licensing company with four subsidiaries. The Western Professional Hockey League, Inc., through a joint operating agreement with the Central Hockey League (CHL), is the operator and franchisor of professional minor hockey teams in eight states. International Coliseums Company designs, manages the construction of and acts as facility manager for multipurpose sports and entertainment arenas with an average seating capacity of 5,400 in mid-market communities. Global Entertainment Marketing Systems handles all licensing and marketing operations including acting as licensor for Cragar Industries, Inc.’s nationally recognized CRAGAR®, TRU=SPOKE®, CRAGAR S/S® and STREET PRO® branded products.

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”) and Cragar and Global Entertainment claim the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believe,” “potential,” “intend” or “expected,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to those that relate to consummation of the merger and the expected benefits of the merger, including the expectation of a strategic fit between Cragar and Global Entertainment, together with any other statements that are not historical. These statements are based on management’s current expectations and involve risks and uncertainties. Cragar and Global Entertainment wish to caution the reader that various factors could cause actual results to differ materially from the expectations described in the forward-looking statements.

Cautionary Statement

Other factors that may affect forward-looking statements and the combined company’s business generally include the following:

•	Global Entertainment’s inability to integrate Cragar into its operations;

•	Global Entertainment’s inability to revitalize or further develop the CRAGAR name;

•	A downturn in the sports entertainment industry or the automotive products markets; and

•	Risk factors and cautionary statements made in the S-4 Registration Statement of Global Entertainment and Cragar’s Annual Report on Form 10-K for the period ended December 31, 2002.

Forward-looking statements speak only as of the date the statement was made. Cragar and Global Entertainment do not undertake and specifically decline any obligation to update any forward-looking statements.

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